                                                                     Exhibit 4.6

                  AMENDED AND RESTATED TRUST AGREEMENT FOR THE
                             NOVASTAR MORTGAGE, INC.
                           DEFERRED COMPENSATION PLAN

     THIS AGREEMENT is entered into by and between  NovaStar  Mortgage,  Inc., a corporation  having its  principal  office and place of business in Kansas City,
Missouri  ("NMI")  and  Comerica  Bank  &  Trust,  N.A.,  a  trust  organization established  under the laws of the  United  States of  America  and  having  its principal  office and place of business in Detroit,  Michigan,  as trustee  (the
"Trustee").

                                    RECITALS

     WHEREAS, NMI has adopted the NovaStar Mortgage,  Inc. Deferred Compensation
Plan (the "Plan") which is an unfunded executive benefit plan providing deferred compensation  benefits to a select  group of  management  or highly  compensated employees pursuant to Title I of the Employee  Retirement Income Security Act of
1974, as amended; and

     WHEREAS,  the Plan contemplates that employees of NMI, NovaStar  Financial,
Inc.  ("NFI") and certain of their affiliates  (collectively  referred to as the
"Company" unless indicated otherwise) may become participants in the Plan; and

     WHEREAS,  the Company has incurred or expects to incur  liability under the terms of the Plan with respect to the employees who participate in the Plan (the
"Participants"); and

     WHEREAS, NMI and the Trustee have heretofore entered into a Trust Agreement for the purpose of providing the Company with a source of funds (the "Trust") to assist it in the meeting of its liabilities under the Plan; and

     WHEREAS,  NMI and the Trustee now desire to amend and restate the  original
Trust Agreement in its entirety as hereinafter set forth.

     NOW, THEREFORE, the original Trust Agreement is amended and restated in its entirety as follows:

Section 1.  ESTABLISHMENT OF TRUST

     (a) The assets of the Trust shall be held,  administered and disposed of by the  Trustee as  provided in this Trust  Agreement.  The Company  shall have the right to make additional deposits from time to time in its sole discretion.

     (b) The Trust hereby established shall be irrevocable.

     (c) The Trust is  intended to be a grantor  trust,  of which the Company is the grantor,  within the meaning of Subpart E, part I,  subchapter J, chapter I, subtitle A of the  Internal  Revenue  Code of 1986,  as amended  (the  "Internal
Revenue Code"), and shall be construed accordingly.

     (d) The Participants and their  beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created  under  the Plan  and  this  Trust  Agreement  shall  be mere  unsecured contractual  rights of the  Participants and their  beneficiaries  against their
Employer.  Any  assets  held by the Trust  will be  subject to the claims of the
Company's  general  creditors  under  federal  and  state  law in the  event  of
Insolvency, as defined in Section 3(a) herein.

     (e) The Trustee  agrees to accept  additional  deposits made by the Company pursuant to Section 1 (a) hereof,  and contributions  that are paid to it by the
Company in accordance  with the terms of this Trust  Agreement.  Such additional deposits  and  contributions  shall be in cash or in such other form that may be acceptable  to the  Trustee,  including  but not  limited  to  policies  of life insurance.  The Trustee shall have no duty to determine or collect contributions under the Plan and shall have no  responsibility  for any  property  until it is received and accepted by the Trustee.  The Company  shall have the sole duty and responsibility  for the  determination  of the accuracy and  sufficiency  of the deposits and  contributions  to be made under the Plan,  the  transmittal of the same  to the  Trustee  and  compliance  with  any  statute,  regulation  or rule applicable to contributions.

Section 2.  PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES

     (a) From time to time,  the  Company  may deliver to the Trustee a schedule
(the "Payment  Schedule")  that indicates the amounts payable in respect of each
Participant  (and his or her  beneficiaries),  that  provides a formula or other instructions for determining the amounts payable, the form in which such amounts are to be paid (as provided for or  available  under the Plan),  and the time of commencement for payment of such amounts.  Except as otherwise  provided herein, the Trustee shall make payments to the Participants  and their  beneficiaries in accordance with such Payment Schedule.  The Trustee shall make provision for the reporting  and  withholding  of any  federal,  state or local  taxes that may be required to be withheld with respect to the payment of benefits  pursuant to the terms of the Payment  Schedule and shall pay amounts withheld to the appropriate taxing  authorities or determine  that such amount have been reported,  withheld and  paid by the  Company.  If the  principal  of the  Trust,  and any  earnings thereon,  are not sufficient to make payments of benefits in accordance with the terms of the Payment  Schedule,  the Company shall make the balance of each such payment as it

falls due. The Trustee shall notify the Company where principal and earnings are not sufficient to make payments according to the Payment Schedule.

     (b) Upon the  receipt  by the  Trustee  of (i) a  written  notice  from the
Company,  indicating  that the Plan has been  completely  terminated  and (ii) a
Payment  Schedule,  indicating  how  payments  shall be made as a result  of the termination  of the Plan, the Trustee shall pay to each  Participant  his or her account  balance  under the Plan in  accordance  with the terms of such  Payment
Schedule.  Notwithstanding  the foregoing,  upon the termination of the Plan the
Company  shall  be  entitled  to  make  payment  of  benefits  directly  to  the
Participant or their beneficiaries in accordance with Section 2(e) below.

     (c) The Company hereby agrees that the Authorized  Party (as defined below)
shall have the  exclusive  responsibility,  and the  Trustee  shall not have any responsibility  or duty under  this Trust  Agreement  for  determining  that the
Payment Schedule is in accordance with the terms of the Plan and applicable law, including without  limitation,  the amount,  timing or method of payment and the identity of each person to whom such payments  shall be made.  The Trustee shall have no  responsibility or duty to determine the tax effect of any payment or to see to the application of any payment.

     (d) The  entitlement  of a Participant or his or her  beneficiaries  to the benefits  under the Plan shall be  determined by the Company or such party as it shall  designate  under the  Plan,  and any  claim  for such  benefits  shall be considered and reviewed under the procedures set out in the Plan.

     (e) The Company may make payment of benefits  directly to the  Participants or their  beneficiaries  as they  become  due under  the terms of the Plan.  The
Company  shall  notify the Trustee of its  decision to make  payment of benefits directly to Participants or their  beneficiaries.  If the Company makes payments according to this  subsection the Company shall make provision for the reporting and withholding of any federal,  state or local taxes that may be required to be withheld  with  respect to the payment of benefits  pursuant to the terms of the
Plan and shall pay amounts withheld to the appropriate taxing authorities.

     (f) The Company shall furnish the Trustee with a written list of the names, signatures  and extent of authority of all persons  authorized to direct Trustee and otherwise act on behalf of the Company and the Participants  under the terms of this Trust Agreement  ("Authorized  Party"). The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an Authorized
Party until notified in writing by the Company,  as appropriate,  of a change of the identity of an Authorized Party.

     (g) In accordance  with the procedures  mutually  acceptable to the Company and Trustee,  all directions and  instructions to the Trustee from an Authorized
Party,  including but not limited to the Payment Schedule,  shall be in writing, transmitted  by mail or by  facsimile  or shall be an  electronic  transmission, provided  the  Trustee  may,  in its  discretion,  accept  oral  directions  and
instructions   and   may   require    confirmation   in   writing   ("Authorized
Instructions").

Section 3.  TRUSTEE  RESPONSIBILITY REGARDING  PAYMENT TO TRUST BENEFICIARY WHEN
COMPANY IS INSOLVENT

     (a) The Trustee shall cease payment of benefits to the Participants who are current  or  former  employees  of the  Company  and their  beneficiaries  if it receives  notice that the Company is Insolvent.  The Company shall be considered
"Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they  become  due,  or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times  during the  continuance  of this  Trust,  as  provided in
Section 1(d) hereof,  the  principal and income of the Trust shall be subject to claims of general  creditors of the Company  under  federal and state law as set forth below.

          (1) The Board of  Directors  and the Chief  Executive  Officer  of the
Company  shall have the duty to inform the  Trustee in writing of the  Company's
Insolvency.  If a person  claiming to be a creditor  of the  Company  alleges in writing to the Trustee that the Company has become Insolvent,  the Trustee shall determine whether the Company is Insolvent and, pending such determination,  the
Trustee  may  discontinue  payment  of  benefits  to the  Participants  or their beneficiaries.

          (2)  Unless  the  Trustee  has  actual   knowledge  of  the  Company's
Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent,  the Trustee shall have no duty to inquire whether the Company is Insolvent.  The Trustee may in all events rely on such evidence  concerning  the Company's  solvency as may be furnished to the
Trustee and that  provides  the  Trustee  with a  reasonable  basis for making a determination concerning the Company's solvency.

          (3) If at any time the  Trustee  has  determined  that the  Company is
Insolvent,   the  Trustee  shall   discontinue   payments  of  benefits  to  the
Participants and their  beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors.  Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their  beneficiaries to pursue  their  rights as general  creditors  of the Company  with  respect to benefits due under the Plan or otherwise.

          (4)  The  Trustee   shall  resume  the  payment  of  benefits  to  the
Participants or their  beneficiaries  in accordance with Section 2 of this Trust
Agreement  only  after  the  Trustee  has  determined  that the  Company  is not
Insolvent  (or is no  longer  Insolvent).  The  Trustee  may  rely  on  evidence concerning  Insolvency  as may be furnished to the Trustee and that provides the
Trustee  with  a  reasonable   basis  for  making  a  determination   concerning
Insolvency.  If there is a dispute about Insolvency,  the Trustee shall have the right  to  require  the  Company  to  employ  and  pay for  the  services  of an independent  expert to render a written  opinion to the Trustee  addressing  the question of Insolvency.

     (c) Provided that there are sufficient assets, if the Trustee  discontinues the payment of benefits  from the Trust  pursuant to Section 3(a) and (b) hereof and  subsequently  resumes  such  payments,  the first  payment  following  such discontinuance  shall  include the  aggregate  amount of all payments due to the
Participants or their  beneficiaries  according to the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to
Participants  or their  beneficiaries  by the  Company  in lieu of the  payments provided for hereunder during any such period of discontinuance. The Trustee may require a new Payment Schedule from the Company in such event.

Section 4.  PAYMENTS TO COMPANY

     (a) Except as provided in Sections 3 and in this Section 4 (b), because the
Trust is irrevocable,  in accordance with Section 1(b) hereof, the Company shall not have the right or the power to direct the  Trustee to return to the  Company or to divert to others any of the Trust  assets  before all  payment of benefits have been made to Participants or their  beneficiaries  pursuant to the terms of the Plan.

     (b) In the event the Company makes payment of benefits directly pursuant to
Section 1 (e)  hereof,  the  Company  may file  proof of such  payment  with the
Trustee  and  request to be  reimbursed  for said  payment.  The  Trustee  shall reimburse the Company for amounts not  exceeding  the Company's  costs of making
Plan  payments.  The  Trustee  shall not be  obligated  to verify  the amount of payment beyond receipt of reasonable proof (e.g. cancelled check).

Section 5.  INVESTMENT AUTHORITY

     (a) The Trustee  shall invest and reinvest the  principal and income of the
Trust as directed by Company or its properly  designated  agent which directions may be changed from time to time.  To the maximum  extent  permitted by law, the
Trustee shall have no duty or  responsibility  (i) to advise with respect to, or inquire as to the  propriety of, any such  investment  direction or (ii) for any investment  decisions  made with  respect  to the Trust by the  Company.  In the absence of investment direction,  the Trustee shall have no obligation to invest
Trust assets,  but may invest Trust assets in any manner permitted under Section
5(d).

     (b) The  Trustee  may invest in  securities  (including  stock or rights to acquire stock) or obligations issued by the Company.  All rights associated with assets of the Trust shall be  exercised  by the Trustee and shall in no event be exercised  by or rest with Plan  participants,  except that  voting  rights with respect to Trust assets will be exercised by the Company,  unless an  investment adviser has been  appointed  pursuant to Section 5(a) and voting  authority  has been delegated to such investment adviser.

     (c) The Company shall have the right at any time,  and from time to time in its sole  discretion,  to substitute  assets of equal fair market value, for any asset  held  by the  Trust.  This  right  is  exercisable  by the  Company  in a non-fiduciary  capacity  without  the  approval  or  consent  of any person in a fiduciary capacity.

     (d) In  administering  the Trust and carrying out the  instructions  of the
Company in accordance with Section 5(a) above, the Trustee shall be specifically authorized to:

          (1) To invest and reinvest the Trust assets,  together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other  evidences of  indebtedness  (including  those issued by the Trustee), shares  of  mutual  funds,  guaranteed  investment  contracts,  bank  investment contracts,  other  securities,  policies  of  life  insurance,  other  insurance contracts,  annuity  contracts,  options,  options to buy or sell  securities or other assets,  and all other property of any type (personal,  real or mixed, and tangible or intangible);

          (2) To deposit or invest all or any part of the assets of the Trust in savings  accounts  or  certificates  of deposit or other  deposits  in a bank or savings and loan  association  or other  depository  institution,  provided such deposits bear a reasonable interest rate;

          (3) To submit or cause to be submitted to the Company, all information received by the Trustee  regarding  ownership rights pertaining to property held in the Trust;

          (4) To hold, manage, improve, repair and control all property, real or personal,  forming  part of the  Trust;  to sell,  convey,  transfer,  exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

          (5) To make, execute and deliver any and all documents,  agreements or
other   instruments   in  writing  as  are   necessary  or  desirable   for  the
accomplishment  of any of  the  powers  and  duties  set  forth  in  this  Trust
Agreement;

          (6) To hold in cash,  without liability for interest,  such portion of the Trust as is pending investment,  or payment of expenses, or the distribution of benefits;

          (7) To take such  actions as may be  necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust  including with the consent of an Authorized Party the appointment of agents or trustees in such other jurisdictions as may seem desirable, the transfer of property to such agents or trustees as is  necessary,  or the grant to such agents such powers as are necessary or desirable to protect the Trust.

          (8) To vote in person or by general or limited  proxy,  as directed by an Authorized Party, any securities in which the Trust is invested and similarly to exercise,  personally or by general or limited power of attorney, as directed by an Authorized Party, any right appurtenant to any authorized  investment held in the Trust.

          (9) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks,  bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of Trustee;

          (10) To  exercise  all of the  further  rights,  powers,  options  and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the  Trustee has its  principal  place of business so that the powers  conferred  upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto.

     (e) The Trustee may exercise the powers described in this Section 5(d) with or without  Authorized  Instructions,  but where the Trustee acts on  Authorized
Instructions, the Trustee shall be fully protected as described in Section 9.

Section 6.  ADDITIONAL POWERS OF TRUSTEE

     (a) To the extent necessary or which it deems  appropriate to implement its powers  under  Section  5  or  otherwise  to  fulfill  any  of  its  duties  and responsibilities  as Trustee of the Trust,  the Trustee shall have the following additional powers and authority:

          (1) To register securities,  or any other property,  in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold  securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

          (2) Upon  receiving the consent of an Authorized  Party,  to designate and engage the services of, and to delegate powers and responsibilities to, such agents,  representatives,  advisers,  counsel  and  accountants  as the  Trustee considers necessary or appropriate and, as part of its expenses under this Trust
Agreement, to pay their reasonable expenses and compensation;

          (3) To make,  execute  and  deliver,  as  Trustee,  any and all deeds, leases,  mortgages,  conveyances,  waivers,  releases  or other  instruments  in writing  necessary or appropriate  for the  accomplishment  of any of the powers listed in this Trust Agreement; and

          (4) Generally to do all other acts which the Trustee  deems  necessary or appropriate for the protection of the Trust.

          (5)  The  Trustee  at the  direction  of the  Company  may  appoint  a
Custodian,  acceptable to the Company, to safeguard the assets of the Trust. The
Company hereby  authorizes and directs the Trustee to enter into such agreements with  the  Custodian  as may be  necessary  to  establish  an  account  with the
Custodian. For administrative purposes, contributions deposited to the appointed
Custodian shall be deemed as contributions  deposited with the Trustee on behalf of the Trust.

Section 7.  DISPOSITION OF INCOME

     During the term of this Trust,  all income  received  by the Trust,  net of expenses and taxes, shall be accumulated and reinvested.

Section 8.  ACCOUNTING BY TRUSTEE

     (a)  The  Trustee  shall  keep   accurate  and  detailed   records  of  all
investments,  receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar quarter, or at such other additional times as may be reasonably requested by the
Company,  and within 90 days after removal or  resignation  of the Trustee,  the
Trustee shall deliver to the Company a written account of its  administration of the  Trust  during  such year or during  the  period  from the close of the last preceding  year to the date of such removal or  resignation,  setting  forth all investments,  receipts,  disbursements  and other  transactions  effected by it, including a description  of all securities  and  investments  purchased and sold with the cost or net proceeds of such purchases or sales (accrued  interest paid or receivable  being shown  separately),  and showing all cash,  securities  and other  property  held in the  Trust at the end of such year or as of the date of such removal or  resignation,  as the case may be. If the Company  fails to file with the Trustee  written  objection to any such account within ninety (90) days of its receipt, the Company shall be deemed to have approved the account; and in such case,  or upon the written  approval of the Company,  the Trustee  shall be released,  relieved and discharged with respect to all matters set forth in such account as though the same had been judicially settled.

     (b) The Trustee shall be entitled to rely on the Recordkeeper (the provider of  recordkeeping  services for the Plan  Administrator)  or the Custodial Agent
(the custodian of investments),  if any other than Trustee,  for the maintenance and provision of all records specified in this Section 8.

     (c) The Trustee  utilizes  various  standard  industry pricing services and brokerage  contacts to provide current  pricing  information for active publicly traded  securities.  The Trustee shall attempt to provide a reasonably  accurate current  market  value  for  assets  not  publicly  traded.  Many  fixed  income
securities  are  priced  on  a  matrix  system,   resulting  in  a  mathematical
approximation  of price  derived by  computer.  Although  the Trustee  will make reasonable and good faith efforts to provide accurate pricing, in some instances prices may not reflect the most accurate  pricing readily  available or the true value of the asset. The Trustee shall have no liability for such an occurrence.

Section 9.  RESPONSIBILITY AND INDEMNITY OF THE TRUSTEE.

     (a) The Trustee  shall act with the care,  skill,  prudence  and  diligence under the  circumstances  then  prevailing  that a prudent person acting in like capacity  and  familiar  with  such  matters  would  use  in the  conduct  of an enterprise of a like character and with like aims, provided,  however,  that the
Trustee shall incur no liability to any person for

any action  taken  pursuant to a  direction,  request or  approval  given by the
Company  which is  contemplated  by, and in  conformity  with,  the terms of the
Plan(s)  and this Trust and is given in writing by the  Company or in such other manner  prescribed  by the  Trustee.  In the  absence of  direction,  request or approval  from the  Company,  the Trustee  shall also incur no  liability to any person for any failure to perform an act not  contemplated  by or in  conformity with, the terms of this Trust. In the event of a dispute between the Company and a party,  the Trustee may apply to a court of competent  jurisdiction to resolve the dispute.

     (b) The Company hereby  indemnifies  the Trustee and each of its affiliates
(collectively,  the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims,  liability,  and expense,  including  reasonable attorneys' fees,  imposed upon or incurred by any Indemnified  Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Company or any  designee  of the  Company,  or by reason of the  Indemnified
Party's good faith execution of its duties with respect to the Trust, including, but  not  limited  to,  its  holding  of  assets  of the  Trust.  The  Company's obligations in the foregoing regard shall be satisfied  promptly by the Company, provided  that in the event the loss,  claim,  liability or expense  involved is determined  by a no longer  appealable  final  judgment  entered in a lawsuit or proceeding  to have  resulted  from the  negligence  or gross  misconduct of the
Trustee,  the Trustee shall promptly on request thereafter return to the Company any amount  previously  received by the  Trustee  under this  Section  9(b) with respect to such loss, claim,  liability or expense.  If the Company does not pay such costs,  expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without direction from the Company.

     (c) The Trustee  shall incur no  liability to anyone for any action that it or the  Custodian as its  delegate  takes  pursuant to a  direction,  request or approval  given by the Company,  Participants,  the  Investment  Committee,  the
Administrator  or  by  any  other  party  (including,  without  limitation,  the
Recordkeeper  and any of its agents) to whom authority to give such  directions, requests or approvals is delegated under the powers  conferred upon the Company,
Participants,  the Investment  Committee,  the Administrator or such other party under this Agreement.

     (d) The Trustee, upon receipt of the consent of an Authorized Party, at the expense of the Trust or the  Company,  may consult  with legal  counsel (who may also be counsel  for  Company  generally)  with  respect to any of its duties or obligations hereunder.

     (e) The Trustee,  upon receipt of the consent of an Authorized  Party,  may hire agents, accountants,  actuaries, investment advisers, financial consultants or  other  professionals  to  assist  it in  performing  any  of its  duties  or obligations hereunder.

     (f) The Trustee shall have, without exclusion,  all powers conferred on the
Trustee by applicable law, unless expressly provided herein, provided,  however, that if an insurance  policy is held as an asset of the Trust, the Trustee shall not have the power to name a beneficiary of the policy other than the Trust,  to assign the policy (as  distinct

from  conversion  of the policy to a  different  form) other than to a successor trustee,  or to loan to any person the  proceeds of any  borrowing  against such policy.

     (g)  Notwithstanding  any powers  granted to the  Trustee  pursuant to this
Trust  Agreement or  applicable  law, the Trustee  shall not have any power that could give this Trust the  objective  of carrying on a business and dividing the gains therefrom,  within the meaning of section  301.7701-2 of the Procedure and
Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     (h) The Trustee shall not be liable for any expense,  loss, claim or damage
(including  counsel fees) suffered by the Participants  arising out of or caused by any delay in, or failure of, performance by the Trustee, in whole or in part, arising  out of, or caused  by,  circumstances  beyond  the  Trustee's  control, including  without  limitation:  acts of God,  interruption,  delay  in, or loss
(partial or  complete) of  electrical  power or external  computer  (hardware or software) or communication  services (including access to book-entry  securities systems  maintained  by Federal  Reserve  Bank of New York  and/or any  clearing corporation);  act of civil or military authority;  sabotage; natural emergency;
epidemic;   war  or  other  government  actions;   terrorist   activity;   civil
disturbance;  flood, earthquake, fire, other catastrophe;  strike or other labor disturbance  by  employees of  nonaffiliates;  governmental,  judicial,  or self regulatory  organization  order,  rule or  regulation;  riot;  energy or natural resource difficulty or shortage; and inability to obtain materials, equipment or transportation.

     (i) If (1) there is any  disagreement  or  dispute in  connection  with the
Trust or the subject matter hereof,  including any dispute  between the Trustee, the Company or any Participant,  or between the Company,  any Participant or any person not a party to the Trust or (2) there are adverse or inconsistent  claims or demands upon, or inconsistent  with  instructions to the Trustee,  or (3) the
Trustee  in good  faith is in doubt as to what  action to take  pursuant  to the
Trust,  the Trustee may at its  election  refuse to comply with any such claims, demands or  instructions,  or refuse to take any other  action  pursuant to this
Trust  until (i) the rights of all persons  involved  in the  dispute  have been fully  and  finally  adjudicated  by a court of  competent  jurisdiction  or the
Trustee has resolved any such doubts to its good faith satisfaction; or (ii) all disputes  have been  resolved  between the persons  involved and the Trustee has received  written  notice  thereof  satisfactory  to it from all  such  persons.
Without  limiting  the  generality  of the  foregoing,  the  Trustee  may at its election  interplead the subject matter of this Trust  Agreement with a court of competent  jurisdiction,  or commence  judicial  proceedings  for a  declaratory judgment,  and the Trustee  shall be entitled to recover from the Company or the
Trust,  both  collectively  and  individually,  the Trustee's  attorneys'  fees, expenses  and costs in  connection  with any such  interpleader  or  declaratory judgment action

     (j) The  Trustee is not a party to,  and has no duties or  responsibilities under,  the Plan other than those that may be expressly  contained in this Trust
Agreement.  In any case in which a provision of this Trust  Agreement  conflicts with any provision of the Plan, the Plan shall  control.  The Trustee shall have no duties,  responsibilities  or liability with respect to the acts or omissions of any prior or successor trustee.

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Section 10.  COMPENSATION AND EXPENSES OF TRUSTEE

     (a) The  Company  shall  pay all  administrative  and  Trustee's  fees  and expenses under this Trust Agreement as mutually agreed and, if not so paid, such fees and expenses may be withdrawn from the Trust by the Trustee. If the Trustee advances cash or securities  for any purpose,  including the purchase or sale of foreign exchange or of contracts for foreign exchange,  or in the event that the
Trustee  shall  incur  or  be  assessed  taxes,  interest,   charges,  expenses,
assessments,  or other  liabilities in connection  with the  performance of this
Trust  Agreement,  except  such as may  arise  from  its own  negligent  action, negligent  failure to act or  misconduct,  any property at any time held for the
Trust shall be security  therefor  and the Trustee  shall be entitled to collect from  the  Company  or,  if  not  paid,  from  the  Trust  sufficient  cash  for reimbursement of such taxes, interest,  charges, expenses,  assessments or other liabilities.  If cash is insufficient,  the Trustee may dispose of the assets of the Trust to the extent necessary to obtain the aforesaid reimbursement.  To the extent the Trustee  advances funds to the Trust for  disbursements  or to effect the  settlement  of  purchase  transactions,  the  Trustee  shall be entitled to collect  from the  Company  or, if not so paid,  from the Trust  either (i) with respect to domestic  assets,  an amount  equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate) or
(ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

Section 11.  RESIGNATION AND REMOVAL OF TRUSTEE

     (a) The  Trustee  may  resign at any time by written  notice to NMI,  which shall be effective  sixty (60) days after  receipt of such notice unless NMI and the Trustee agree otherwise.

     (b) The Trustee may be removed by NMI on sixty (60) days written  notice or upon shorter notice accepted by the Trustee.  However,  upon a Change of Control or Change in Financial  Condition,  as defined in Section 15 herein, the Trustee may not be  removed  by NMI  unless  a  majority  of the  persons  who are  then
Participants agree to the removal.

     (c) If the Trustee resigns after a Change of Control or Change in Financial
Condition,  as  defined in  Section  15  herein,  NMI shall  apply to a court of competent  jurisdiction  for  the  appointment  of a  successor  Trustee  or for instructions, unless a majority of the persons who are then Participants and NMI agree to the selection of a successor trustee.

     (d) Upon  resignation  or  removal  of the  Trustee  and  appointment  of a successor trustee, all assets shall subsequently be transferred to the successor trustee.  The transfer  shall be completed  within one hundred twenty (120) days after receipt of notice of resignation,  removal or transfer, unless NMI extends the time limit.

     (e) If Trustee resigns or is removed,  a successor  shall be appointed,  in accordance  with Section 12 hereof,  by the  effective  date of  resignation  or removal under paragraphs (a) or (b) of this Section.  If no such appointment has been  made,  the  Trustee

                                       11

may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 12.  APPOINTMENT OF SUCCESSOR

     (a) If the Trustee  resigns or is removed in accordance  with Section 11(a)
or (b) hereof,  subject to the  requirements  of Section 11, NMI may appoint any third party, such as a bank trust department or other entity that may be granted corporate  trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new  trustee,  who shall have all of the rights and powers of the former  trustee,  including  ownership  rights in the Trust  assets.  The former trustee shall execute any instrument necessary or reasonably requested by NMI or the successor trustee to evidence the transfer.

     (b) The  successor  trustee  need not  examine  the records and acts of any prior  trustee and may retain or dispose of existing  Trust  assets,  subject to
Sections 8 and 9 hereof.  The successor trustee shall not be responsible for and
NMI shall indemnify and defend the successor trustee from any claim or liability resulting  from any action or  inaction  of any prior  trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

Section 13.  AMENDMENT OR TERMINATION

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and NMI.  Notwithstanding  the foregoing,  no such  amendment  shall conflict with the terms of the Plan or shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which the  Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon  termination of the Trust,  any assets  remaining in the Trust shall be returned to the  Company;  except that any assets  (including  employer securities)  contributed by NFI to the Trust for the benefit of  Participants of
any  of  its  affiliated  entities   participating  in  the  Plan  shall  revert
exclusively to NFI.

     (c) Upon written approval of the Participants or beneficiaries  entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made.
All assets in the Trust at termination shall be returned to the Company;  except that any assets (including employer securities)  contributed by NFI to the Trust for benefit of  Participants  of any of its  affiliated  entities  shall  revert exclusively to NFI.

Section 14.  MISCELLANEOUS

     (a) Any  provision  of this  Trust  Agreement  prohibited  by law  shall be ineffective  to the extent of any such  prohibition,  without  invalidating  the remaining provisions hereof.

                                       12

     (b) Benefits  payable to Participants  and their  beneficiaries  under this
Trust Agreement may not be anticipated,  assigned  (either at law or in equity), alienated,  pledged, encumbered or subjected to attachment,  garnishment,  levy, execution or other legal equitable process.

     (c) This Trust  Agreement  shall be governed by and construed in accordance with the laws of the State of placeStateMichigan.

     (d) Neither  the  Company  nor the Trustee may assign this Trust  Agreement without the prior written  consent of the other.  This Trust  Agreement shall be binding  upon,  and inure to the benefit of, the Company,  the Trustee and their respective  successors and permitted assigns. Any entity, which shall by merger, consolidation,  purchase,  or otherwise,  succeed to substantially all the trust business of the Trustee shall,  upon each succession and without any appointment or other action by the Company, be and become successor trustee hereunder,  upon notification to Company.

     (e) The provisions of this Trust Agreement are intended to benefit only the parties hereto,  their respective  successors and assigns,  and the Participants and  their  beneficiaries  under  the  Plan.  There  are no  other  third  party beneficiaries.

     (f) NMI and the Trustee  hereby each  represents  and warrants to the other that it has full authority to enter into this Trust Agreement upon the terms and conditions hereof and that the individual  executing this Trust Agreement on its behalf  has the  requisite  authority  to bind NMI or the  Trustee to this Trust
Agreement.

     (g) This Trust  Agreement  may be executed  in any number of  counterparts, each of  which  shall  be  deemed  an  original,  and  such  counterparts  shall constitute but one and the same instrument and may be sufficiently  evidenced by one counterpart.

Section 15.  CHANGE OF CONTROL/CHANGE IN FINANCIAL CONDITION

     (a)  Notwithstanding any provision in this Trust Agreement to the contrary, upon a Change of  Control  or Change in  Financial  Condition  (as each of those terms is defined below), the Company shall as soon as administratively possible, but in no  event  later  than  ten  (10)  days  following  such  event,  make an irrevocable  contribution  to the  Trust,  in cash or other  readily  marketable property  acceptable to the Trustee,  equal to the sum of an amount which,  when added to the fair market value of the assets then held in the Trust, shall cause the fair market  value of the assets of the Trust to equal the present  value of the accrued  benefits under the Plan as of the date of such Change of Control or
Change in  Financial  Condition.  The  Trustee  shall then  promptly  pay to the
Participant  his or her entire vested account balance under the Plan in a single lump sum payment.  Notwithstanding  the foregoing,  the Company may elect to pay all or a portion of the  Participant's  vested  account  balance  under the Plan directly to the Participant or his or her  beneficiaries.  As a condition to the
Trustee's  payment of benefits  following a Change in Financial  Condition,  the
Company will first cause an independent public accounting firm acceptable to the
Trustee to provide a  certification  with  supporting  analysis that a Change in
Financial Condition has in fact occurred.

                                       13

     (b) For purposes of this Trust  Agreement,  a "Change of Control"  shall be deemed to have  occurred  upon the  occurrence  of one or more of the  following events with respect to NFI:

          (i) any  person,  entity or group of  persons,  within the  meaning of
     Section 13(d) or 14(d) of the Securities  Exchange Act of 1934 ("Act"),  or
     any comparable  successor  provisions,  of beneficial ownership (within the meaning of Rule l3d-3  promulgated  under the Act) of 50 percent or more of either the outstanding shares of common stock of NFI or the combined voting power of NFI's outstanding voting securities entitled to vote generally;

          (ii) the  approval  by the  stockholders  of NFI of a  reorganization, merger, or  consolidation,  in each case, with respect to which persons who were stockholders of NFI immediately prior to such  reorganization,  merger or consolidation do not, immediately  thereafter,  own more than 50 percent of the combined  voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated NFI's then outstanding securities;

          (iii)  the  approval  by  the   stockholders  of  NFI  of  a  complete
     liquidation or dissolution of NFI or a sale of all or substantially  all of the assets of NFI; or

          (iv) the following  individuals  cease for any reason to constitute at least  two-thirds  (2/3) of the number of  directors  of NFI then  serving:
     individuals who, on the effective date of the Plan, constitute the board of directors of NFI and any new director  (other than a director whose initial assumption of office is in connection with an actual or threatened election contest,  including but not limited to a consent solicitation,  relating to the  election of directors of NFI, as such terms are used in Rule 14A-11 of the Securities  Exchange Act of 1934) whose  appointment or election by the board of directors of NFI or nomination  of election by NFI's  stockholders was approved by a vote of at least two-thirds (2/3) of NFI's directors then still in office who either  were  directors  on the  effective  date of the
     Plan,  or whose  appointment,  election,  or  nomination  for  election was previously  approved;  or (e) the adoption of a resolution  by the board of directors  of NFI to the  effect  that any person  has  acquired  effective control of the business and affairs of NFI.

     (c) For purposes of this Agreement, a "Change in Financial Condition" shall be deemed to occur upon the  occurrence of one or more of the  following  events with respect to NFI:

          (i) The  Tangible  Net  Worth  of NFI at any  time is  less  than  (i)
     $125,000,000  plus (ii) an amount equal to 75% of proceeds  received by NFI from issuance of equity  securities  during the current  fiscal year of NFI
     through  and  including  the  date   immediately   prior  to  the  date  of
     determination minus (iii) an amount equal to the purchase price paid by NFI to reacquire any of its outstanding  equity  securities  during the current fiscal year of NFI through and including the date immediately  prior to the date of determination;

                                       14

          (ii) The ratio of NFI's Total  Indebtedness  to Tangible  Net Worth at
     any time exceeds 8:1; or

          (iii) For any period of two consecutive fiscal quarters,  the Adjusted
     Net Income of NFI is less than $1.00.

     "Adjusted  Net  Income"  means  the net  earnings  (or loss) of NFI for any fiscal  period,  as reflected  on the  financial  statements  of NFI prepared in accordance with Generally Accepted Accounting  Principals,  but excluding income taxes and any distributions.

     "Tangible  Net Worth"  means a sum equal to: (i) the net book value  (after deduction related  depreciation,  obsolescence,  amortization,  and other proper reserves) at which the tangible  assets of NFI would be shown on a balance sheet at such date in accordance with Generally Accepted Accounting  Principles,  less
(ii) the  amount  at which  NFI's  liabilities  (other  than  capital  stock and surplus)  would be shown on such  balance  sheet in  accordance  with  Generally
Accepted  Accounting  Principles,  and including as liabilities all reserves for contingencies and other potential liabilities.

     "Total  Indebtedness"  means all items which in accordance  with  Generally
Accepted   Accounting   Principles  would  be  included  in  determining   total
liabilities  as shown on the liability  side of a balance sheet of NFI as of the date as of which  such  indebtedness  is to be  determined,  including,  without limitation,  any indebtedness  represented by obligations  under a lease that is required to be capitalized for financial  reporting purposes and all obligations of other persons or entities guaranteed by NFI.

Section 16.  EFFECTIVE DATE

The effective date of this Trust Agreement shall be September 1, 2004.

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                                   SIGNATURES

     IN WITNESS  WHEREOF,  the Company and the Trustee have  executed this Trust
Agreement each by action of a duly  authorized  person  effective as of the date set forth in Section 16.

                      NOVASTAR MORTGAGE, INC. (NMI)

                      By: /s/ Rodney E. Schwatken

                      Name/Title: Rodney E. Schwatken/Vice President & Treasurer

                      Date: August 12, 2004

                      COMERICA BANK & TRUST, N.A. (Trustee)

                      By: /s/ Ralph Johnston

                      Name/Title: Ralph Johnston/Vice President

                      Date: August 9, 2004

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